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                                                                   EXHIBIT 23(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A (File No. 333-28339) of our reports dated February 20, 2002 relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Reports to Shareholders of ProFund VP Money Market, ProFund VP Bull, ProFund VP OTC, ProFund VP Bear, ProFund VP Small-Cap, ProFund VP UltraOTC, ProFund VP Europe 30, ProFund VP Bull Plus, ProFund VP UltraSmall-Cap, ProFund VP Biotechnology, ProFund VP Energy, ProFund VP Financial, ProFund VP Healthcare, ProFund VP Real Estate, ProFund VP Technology, ProFund VP Telecommunications and ProFund VP Utilities, and our report dated February 26, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to the Shareholders of Bull ProFund, Mid-Cap ProFund, Small-Cap ProFund, OTC ProFund, Europe30 ProFund, Mid-Cap Value ProFund, Mid-Cap Growth ProFund, Small-Cap Value ProFund, Small-Cap Growth ProFund, UltraBull ProFund, UltraMid-Cap ProFund, UltraSmall-Cap ProFund, UltraOTC ProFund, UltraJapan ProFund, Bear ProFund, UltraBear ProFund, UltraShort OTC ProFund, Banks UltraSector ProFund, Basic Materials UltraSector ProFund, Biotechnology UltraSector ProFund, Energy UltraSector ProFund, Financial UltraSector ProFund, Healthcare UltraSector ProFund, Internet UltraSector ProFund, Pharmaceuticals UltraSector ProFunds, Real Estate UltraSector ProFund, Semiconductor UltraSector ProFund, Technology UltraSector ProFund, Telecommunications UltraSector ProFund, Utilities UltraSector ProFund, Wireless Communciations UltraSector ProFund and Money Market ProFund, which reports are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

Columbus, Ohio
April 29, 2002